As filed with the Securities and Exchange Commission on December 31, 2015

Registration No. 333-39714

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KANSAS CITY LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)

MISSOURI (State or other jurisdiction of incorporation or organization)	44-0308260 (I.R.S. Employer Identification Number)

3520 Broadway
Kansas City, Missouri 64111
(Address of principal executive offices) (ZIP code)

KANSAS CITY LIFE INSURANCE COMPANY
SAVINGS AND PROFIT SHARING PLAN
(Full title of the plans)

A. Craig Mason Jr.
Senior Vice President, General Counsel and Secretary
3520 Broadway
Kansas City, Missouri 64111
(Name and address of agent for service)

(816) 753-7000
(Telephone number, including area code, of agent for service)

Copy to:

Scott D. Claassen
Stinson Leonard Street LLP
1201 Walnut, Suite 2900
Kansas City, Missouri 64106
(816) 842-8600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]		Accelerated filer	[X]

Non-accelerated filer	[ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[ ]

EXPLANATORY NOTE

On June 20, 2000, Kansas City Life Insurance Company, a Missouri corporation (the “Company”), filed Registration Statement on Form S-8 (Registration No. 333-39714) (the “Form S-8”) registering 400,000 shares of the Registrant’s common stock, par value $1.25 per share, to be issued to participants under the Kansas City Life Insurance Company Savings and Profit Sharing Plan (the “Plan”).  The Company is no longer issuing securities under the Plan.  This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed to deregister all shares of common stock that were registered under the Form S-8 and remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effect Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on December 31, 2015.

KANSAS CITY LIFE INSURANCE COMPANY

By:	/s/ A. Craig Mason Jr.
A. Craig Mason Jr.
Senior Vice President, General Counsel and Secretary

Note:  No other person is required to sign this post-effective amendment to the Registration Statement on Form S-8 in reliance on Rule 478 of the Securities Act of 1933, as amended.